Exhibit 10.25

ACERAGEN, INC.

NONQUALIFIED STOCK OPTION GRANT AGREEMENT
GRANTED PURSUANT TO THE 2022 EQUITY INCENTIVE PLAN

This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of [●] (the “Date of Grant”), is delivered by Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc.) (the “Company”) to [●] (the “Participant”).

RECITALS

The Idera Pharmaceuticals, Inc. 2022 Equity Incentive Plan (as may be amended from time to time, the “Plan”) provides for the grant of stock options to purchase shares of Company common stock, par value $0.001 per share (“Company Stock”).  The Committee has decided to make this nonqualified stock option grant as an inducement for the Participant to promote the best interests of the Company and its stockholders.  This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

The Participant must accept the terms and conditions of this Agreement electronically through the electronic acceptance procedure established by the Company. In no event shall this option be exercised in the absence of such acceptance.

1.Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase [●] shares of Company Stock (each a “Share”, and together the “Shares”) at an Exercise Price of $[●] per Share.  The Option shall become exercisable according to Section 2 below.
2.Exercisability of Option.
(a)Subject to the terms of this Section 2, the Option shall become vested according to the following dates (each a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date: twenty-five percent (25%) of the Shares subject to the Option shall vest on the first anniversary of the Date of Grant, and the Option shall become vested and exercisable with respect to the remaining Shares subject to the Option in equal monthly installments over the thirty-six (36)-month period following such anniversary. Notwithstanding the foregoing, (i) the vesting terms set forth herein shall be subject to any special vesting terms set forth in any employment agreement between the Participant and the Company; and (ii) vesting of the Option shall cease to occur upon the Participant’s death or Disability.
(b)The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the terms set forth in Section 2(a) would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date.

(c)In the event of a Change of Control before the Option is fully vested and exercisable, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting and exercisability of the Option as it deems appropriate pursuant to the Plan.
3.Term of Option.
(a)The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.  Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(b)The Option shall automatically terminate upon the happening of the first of the following events:
(i)The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.
(ii)The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.
(iii)The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or the Participant dies within 90 days after the Participant ceases to be so employed or to provide services to the Employer for any reason other than Disability, death or Cause.
(iv)The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause.  In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate, and the Participant shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Shares.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above.  Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.Exercise Procedures.
(a)Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company or its delegate either (i) written notice of intent to exercise or (ii) electronic notice of exercise via the Company’s online equity management platform (e.g., UBS

OneSource), specifying the number of shares of Company Stock as to which the Option is to be exercised and, in each case, such other information as the Company or its delegate may require.
(b)At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Company Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.
(c)The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.
(d)All obligations of the Employer under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option.  At such time as the Committee may determine, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for FICA, federal, state, local and other tax liabilities.
(e)Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.
5.Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the Person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.
6.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company, (d) other requirements of applicable law, and (e) governing law for the Plan and this Agreement.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
7.No Employment or Other Rights.  The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time.  The right of the

Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
8.No Stockholder Rights.  Neither the Participant, nor any Person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
9.Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and Affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
11.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of its General Counsel or Chief Financial Officer and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer.  Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.Company Policies.  The Participant acknowledges and agrees that the Option and the right to receive and retain any Shares purchased in connection therewith shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Date of Grant.  Accordingly, the Participant agrees that, subject to the requirements of applicable law, the Option, and the right to receive and retain any Shares, or the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares, covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter that is applicable to the Participant.
13.Entire Agreement.  This Agreement contains the entire understanding between the Company and Participant with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.
14.Application of Section 409A of the Code.  This Agreement is intended to be exempt from Section 409A of the Code and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ACERAGEN, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all decisions and determinations of the Committee shall be final and binding.

Participant

By:
Name:
Date:

By clicking “I Agree” or “Accepted” or words to that effect on the online award acceptance tool made available to the Participant by the Company or its stock plan administrator, the Participant is acknowledging that they have read this Agreement, the Plan and all of the documents referred to herein and is agreeing to abide by all of their terms.